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                                                                   Exhibit 10.14

                           STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement ("Agreement") is made and entered into as of this 4th day of October, 2002, by and between South Carolina Insurance Company, a South Carolina corporation ("SCIC"), Catawba Insurance Company, a South Carolina corporation ("Catawba") and Consolidated American Insurance Company, a South Carolina corporation ("CAIC") (SCIC, Catawba and CAIC are collectively referred to herein as the "Selling Shareholders" and individually as a "Selling Shareholder"), QualSure Holding Corporation, a Florida corporation (the "Company"), Fenelon Ventures II, LLC, a Delaware limited liability company ("Fenelon"), and N.E.M. (West Indies) Insurance Limited, a Trinidad and Tobago corporation licensed in the U.S. Virgin Islands ("NEMWIL") (Fenelon and NEMWIL collectively referred to herein as the "Stockholders").

                               FACTUAL BACKGROUND

     The Selling Shareholders own, in the aggregate, One Thousand Five Hundred Thirty-One and One Fourth (1,531.25) shares of the Common Stock, $0.01 par value per share, of the Company (the "Stock"). The Company desires to acquire and redeem from the Selling Shareholders all of the Stock, and the Selling Shareholders desire to consummate such sale and transfer in redemption of such Stock held by the Selling Shareholders. To effectuate the redemption, the Company has agreed to pay to the Selling Shareholders the amount provided herein, and the Selling Shareholders, the Stockholders, and the Company have agreed to release each other from any and all liability, in full and final payment for such Stock.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration in hand received, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

     1.  SALE AND REDEMPTION OF STOCK. On the Closing Date (as defined in
Section 3, below) and subject to the terms and conditions herein, for the Purchase Price (as defined in Section 2, below), the Selling Shareholders agree to transfer to the Company (i) all but not less than all, of the Stock, which represents all of the Selling Shareholders' equity interests in the Company, free and clear of all liens, encumbrances, equities and claims whatsoever and
(ii) all of the Selling Shareholders' right, title and interest in and to all dividends on the Stock accrued and unpaid through the Closing Date (the "Accrued Dividends"), of which no such dividends have to date accrued or will accrue prior to the Closing Date.

     2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Stock (including all Accrued Dividends, if any) shall be a total of Four Million Seven Hundred Seventy-Five Thousand Dollars ($4,775,000), payable to the Selling Shareholders in immediately available funds at Closing, in such proportion and amount as set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

     3. CLOSING AND CLOSING DATE. The sale and redemption of the Stock and the delivery of the Purchase Price shall be consummated at a closing to be held at 10:00 a.m. Eastern Standard Time on October 3, 2002, at the offices of the Company's counsel, Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Street, N.E., Atlanta, Georgia 30326, or at such other place, time and date as the parties hereto shall mutually agree. The date and event of the closing herein contemplated are respectively referred to as the "Closing Date" and the "Closing." At the Closing, the Selling Shareholders shall cause to be delivered to the Company for cancellation all of the certificates evidencing the Stock and shall sign and deliver such other documents as the Company shall request to evidence the sale and transfer of the Stock and any Accrued Dividends, and the Company shall disburse the Purchase Price to the Selling Shareholders as provided in Section 2 herein.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. As an inducement to the Company to consummate the redemption of the Stock as provided herein, the Selling Shareholders jointly and severally represent and warrant to the Company that as of the date hereof and as of the Closing Date:

     (a) ORGANIZATION AND GOOD STANDING. Each Selling Shareholder is duly organized and existing as a corporation under the laws of the State of South Carolina, with the power to own its business and properties and to conduct its business as now being conducted, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each of the jurisdictions in which it owns or leases property or conducts any business so as to require such qualification.

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     (b) POWER AND AUTHORITY; NO DEFAULT. Except as set forth in SCHEDULE 1 hereto, each Selling Shareholder has the unrestricted power and the unqualified right to enter into this Agreement and to transfer and deliver the Stock pursuant to the terms hereof. Each Selling Shareholder has good and valid title to the Stock, free and clear of all liens, charges and encumbrances, and all of the Stock will, at Closing, be transferred to the Company free and clear of all liens, charges, claims and encumbrances whatsoever. Except as set forth in
SCHEDULE 1 hereto, the performance by each Selling Shareholder of its obligations under this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, order, rule, regulation of any court or governmental agency or body having jurisdiction over a Selling Shareholder, the property of the Selling Shareholder or the Stock, and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholders of the transactions contemplated by this Agreement.

     (c) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Selling Shareholders, and is a valid and binding obligation of the Selling Shareholders, enforceable in accordance with its terms.

     (d) NO OTHER INTEREST. The sole interest of each Selling Shareholder as a stockholder of the Company consists of ownership of the Stock. The Selling Shareholders have no options, contracts or other agreements pursuant to which a Selling Shareholder has any enforceable rights to purchase or otherwise acquire, now or in the future, any other stock or other security of the Company. The Selling Shareholders do not own or hold any options, warrants, convertible securities or any rights, contractual or otherwise, to purchase or acquire any additional stock or other securities of the Company.

     (e) LEGAL AND GOVERNMENTAL PROCEEDINGS. Except as set forth in SCHEDULE 1 hereto, there is no action, suit, investigation or proceeding pending or threatened against the Selling Shareholders that would impede, threaten or prevent the consummation of the transactions as provided herein.

     (f) TRANSFER TAXES; LIABILITY FOR TAXES. The Selling Shareholders shall pay all taxes imposed on the Selling Shareholders attributable to the consummation of the transactions herein, including, but not limited to, any documentary stamp transfer taxes with respect to the transfer of the stock, any income taxes arising from the disposition of the Stock or any other taxes assessed against or with respect to the sale of the Stock.

     (g) INVESTIGATION BY THE SELLING SHAREHOLDERS. Except as provided herein or in the Claims Administration Agreement, as amended, described in Paragraph 6 (c) below, the Selling Shareholders are not relying on any representation or warranty of the Company with respect to the value of the Stock, the future prospects of the Company, or the wisdom of consummation of the transactions as provided herein.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to the Selling Shareholders to consummate the sale and redemption of the stock as provided herein, the Company represents and warrants to the Selling Shareholders that as of the date hereof and as of the Closing Date:

     (a) ORGANIZATION AND GOOD STANDING. The Company is duly organized and existing as a corporation under the laws of the State of Florida, with the power to own its business and properties and to conduct its business as now being conducted, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each of the jurisdictions in which it owns or leases property or conducts any business so as to require such qualification.

     (b) POWER AND AUTHORITY; NO DEFAULTS. The Company has the unrestricted power and the unqualified right to enter into this Agreement and to acquire the Stock pursuant to the terms hereof. The performance by the Company of the Company's obligations under this Agreement and the consummation of such transactions herein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party by which the Company is bound, or any law, order, rule, regulation of any court or governmental agency or body having jurisdiction over the Company or the property of the Company, and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement.

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     (c) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Company and has been approved by all requisite corporate action including approval by all shareholders and the Board of Directors of the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms.

     (d) INVESTIGATION BY THE COMPANY. The Company is not relying on any representation or warranty of the Selling Shareholders with respect to the value of the Stock or the wisdom of consummation of the transactions as provided herein.

     6. COVENANTS AND ADDITIONAL AGREEMENTS. The Company, the Stockholders and the Selling Shareholders hereby covenant and agree that:

     (a) SETTLEMENT OF LEGAL ACTIONS AND MUTUAL RELEASE. At Closing, the Company, the Stockholders, and the Selling Shareholders will execute and deliver that certain Mutual Release Agreement set forth as EXHIBIT B, attached hereto, providing for the mutual release of certain claims and expenses among the Selling Shareholders, on the one hand, and the Stockholders, the Company and its officers and directors, on the other, in connection with all matters other than this Agreement. The Mutual Release Agreement shall be entered into in settlement of all outstanding claims and actions between the Selling Shareholders, on the one hand, and the Stockholders, the Company and its officers and directors, on the other, arising prior to the date of the Mutual Release Agreement.

     (b) TERMINATION OF RIGHTS AS STOCKHOLDER.

            (i) As of the Closing Date, Selling Shareholders shall cease to be stockholders of the Company, and shall no longer have any right to nominate, elect or appoint any member of the Board of Directors of the Company.

            (ii) As of the Closing Date, Selling Shareholders shall not have any rights or obligations under that certain Stockholders' Agreement by and among the Company, QualSure Insurance Corporation, QualSure Underwriting Agencies, Inc., the Selling Shareholders, and the Stockholders dated as of January 21, 2000 (the "Stockholders' Agreement"); PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, Section 2.4 of the Stockholders' Agreement (relating to the obligation not to disclose any "Confidential Information" as that term is defined in the Stockholders' Agreement) shall survive the Closing Date and shall remain as a continuing obligation of the Selling Shareholders as provided in the Stockholders' Agreement.

            (iii) As of the Closing Date, Selling Shareholders shall not have any rights or obligations under that certain Securities Purchase Agreement by and among the Company, QualSure Insurance Corporation, QualSure Underwriting Agencies, Inc., the Selling Shareholders, and the Stockholders dated as of January 20, 2000.

     (c) AMENDMENT TO THE CLAIMS ADMINISTRATION SERVICES AGREEMENT COMPLETED. On or before the Closing Date, the Company (and/or one of its wholly owned subsidiaries) and Insurance Network Services, Inc. ("INS"), a wholly-owned subsidiary of the Selling Shareholders' common parent and an affiliate of the Selling Shareholders, shall have entered into an amendment, set forth as EXHIBIT C, attached hereto, to that certain Claims Administration Services Agreement dated January 21, 2000 by and between QualSure Insurance Corporation and INS (the "Claims Administration Agreement").

     7. CLOSING CONDITIONS OF THE COMPANY. The obligations of the Company herein shall be subject, in its sole and complete discretion, to the satisfaction or waiver at or prior to Closing of each of the following conditions:

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Selling Shareholders contained in this Agreement and any certificate, exhibit or schedule delivered pursuant hereto shall be true and correct as if made at and as of the Closing, and the Company shall have received from each Selling Shareholder a certificate to such effect signed by a duly authorized officer of such Selling Shareholder.

     (b) PERFORMANCE OF COVENANTS AND ADDITIONAL AGREEMENTS. The Selling Shareholders shall have performed or complied in all respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed or complied with by the Selling Shareholders on or prior to the Closing Date, and the Company shall have received a certificate from each Selling Shareholder to such effect signed by a duly authorized officer of such Selling Shareholder.

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     (c) DELIVERY OF DOCUMENTS. At Closing, the Selling Shareholders shall deliver the stock certificates for the Stock duly endorsed, with all applicable transfer stamps, if any, attached, and such other transfer documents as deemed appropriate by the Company's counsel.

     8. CLOSING CONDITIONS OF THE SELLING SHAREHOLDERS. The obligations of the Selling Shareholders herein shall be subject, in their sole and complete discretion, to the satisfaction or waiver at or prior to Closing of each of the following conditions:

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in this Agreement and any certificate, exhibit or schedule delivered pursuant hereto shall be true and correct as if made at and as of the Closing, and the Selling Shareholders shall have received a certificate to such effect signed by a duly authorized officer of the Company.

     (b) PERFORMANCE OF COVENANTS AND ADDITIONAL AGREEMENTS. The Company shall have performed or complied in all respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date, and the Selling Shareholders shall have received a certificate to such effect signed by a duly authorized officer of the Company.

     (c) PAYMENT IN FULL. All amounts provided to be paid for prior to or at Closing shall have been paid in full.

     9. CLOSING CONDITIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS. The obligations of the Company and the Selling Shareholders shall be subject, at the option of either of them, in their discretion, to the condition that there shall not be pending or threatened any proceeding initiated by a third-party before any agency, court, commission or tribunal seeking to enjoin or prevent the consummation of the transactions contemplated by this Agreement. In addition, the obligations of the Company and the Selling Shareholders shall be subject, at the option of either of them, in their discretion, to satisfactory consent and approval of the South Carolina Department of Insurance to the transactions contemplated by this Agreement. The obligations of the Company shall be subject, at the option of the Company, in its sole discretion, to there being no material change in the financial condition of the Company between the time of execution of this Agreement and the Closing Date.

     10. COMPETITION. The Company, QualSure Insurance Corporation, QualSure Underwriting Agencies, Inc. and the Stockholders acknowledge and agree that nothing in this Agreement or otherwise prohibits The Seibels Bruce Group, Inc. or the Selling Shareholders from engaging in any business which might be considered as competitive with the Company, QualSure Insurance Corporation, or QualSure Underwriting Agencies, Inc. The Company and Selling Shareholders agree that they will compete lawfully with each other.

     11. TERMINATION. This Agreement may be terminated and the transaction contemplated hereby abandoned at any time prior to the Closing:

     (a) By mutual agreement of the Company and the Selling Shareholders, evidenced in writing;

     (b) By the Company, in the event that an amendment to the Claims Administration Agreement in such form and on such terms and conditions as are satisfactory to the Company, in its sole discretion, shall not have been entered into between QualSure Insurance Corporation (a wholly-owned subsidiary of the Company) and INS on or before the Closing;

     (c) By the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Selling Shareholders; and

     (d) By the Selling Shareholders if they are not in material breach of their obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or any of the Stockholders.

     Any termination of this Agreement under this Section 10 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.

     12. ASSIGNMENT; BINDING EFFECT. This Agreement and any obligations and rights hereunder may not be transferred or assigned without the prior written consent of all parties.

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     13. WAIVERS. No failure by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     14. ENTIRE AGREEMENT. This Agreement, the Mutual Release Agreement set forth on EXHIBIT B, attached hereto, and the amendment to the Claims Administration Agreement set forth on EXHIBIT C, attached hereto, represent the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, waived, discharged or terminated except by written agreement signed by the parties hereto.

     15. GOVERNING LAW. This Agreement has been prepared, negotiated and delivered, and shall be construed, interpreted and enforced in accordance with the substantive, and not the conflicts, laws of the State of Florida.

     16. NOTICE. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for in this Agreement shall be given in writing by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, which shall be addressed, in the case of the Company and the Selling Shareholders, to the address below their names:

     COMPANY:                                  SELLING SHAREHOLDERS:

     QualSure Holding Corporation              The Seibels Bruce Group, Inc.
     Attn:  President                          Attn:  President
     506 Sarasota Quay                         1501 Lady Street
     Sarasota, Florida 34236                   Columbia, South Carolina 29201
     Facsimile Number: (941) 363-0876          Facsimile Number: (803) 748-2839

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above, or by facsimile to the facsimile numbers provided above, provided that personal delivery or delivery by mail as provided herein shall occur within a reasonably prompt period of time thereafter. Any notification by mail shall be deemed to have been received five (5) days from the date of postmark. Failure to accept a notice or designate a new address will not frustrate any delivery of notice as set out in this Agreement.

     17. FURTHER ASSURANCES. The parties to this Agreement agree to take all actions necessary to approve and/or execute and deliver in a timely fashion any and all additional documents necessary or desirable to effectuate the purposes of this Agreement.

     18. EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one in the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

     19. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

     20. GENDER AND NUMBER. Unless the context otherwise requires, whenever used in this Agreement the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter or feminine gender and vice versa.

     21. SURVIVAL. All the representations, warranties and covenants made by each party in or pursuant to this Agreement shall survive the consummation of the Closing.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

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               [SIGNATURE PAGE TO THE STOCK REDEMPTION AGREEMENT]

     IN WITNESS WHEREOF, the parties have set their hands and seals to this Stock Redemption Agreement as of the day and year first written above.


SELLING SHAREHOLDERS:                     STOCKHOLDERS:

South Carolina Insurance Company          Fenelon Ventures II, LLC

By: /s/ John E. Natili                    By: /s/ Tal Piccione
    -----------------------------------       ----------------------------------
Title: President                          Title: President
       --------------------------------          -------------------------------
(Seal)                                    (Seal)


Catawba Insurance Company                 N.E.M. (West Indies) Insurance Limited

By: /s/ John E. Natili                    By: /s/ Gerrard Lee- Inniss
    -----------------------------------       ----------------------------------
Title: President                          Title: Managing Director & CEO
       --------------------------------          -------------------------------
(Seal)                                    (Seal)


Consolidated American Insurance Company

By: /s/ John E. Natili
    -----------------------------------
Title: President
       --------------------------------
(Seal)

COMPANY:                                  OTHERS:

QualSure Holding Corporation              QualSure Insurance Corporation (solely
                                          in its capacity as a party to the
                                          Stockholders' Agreement)
By: /s/ R. Thomas Savage, Jr.
    -----------------------------------
Title: President & CEO                    By: /s/ R. Thomas Savage, Jr.
       --------------------------------       ----------------------------------
(Seal)                                    Title: President & CEO
                                                 -------------------------------
                                          (Seal)


                                          QualSure Underwriting Agencies, Inc.
                                          (solely in its capacity as a party to
                                          the Stockholders' Agreement)


                                          By: /s/ R. Thomas Savage, Jr.
                                              ----------------------------------
                                          Title: President & CEO
                                                 -------------------------------
                                          (Seal)

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                                  EXHIBIT LIST

Schedule 1 - Power and Authority Exceptions
Exhibit A - Allocation of Purchase Price
Exhibit B - Mutual Release Agreement
Exhibit C - Amendment to the Claims Administration Services Agreement

             REGISTRANT UNDERTAKES TO PROVIDE COPIES OF THE EXHIBITS
                  TO THE COMMISSION SUPPLEMENTALLY UPON REQUEST

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